Exhibit 10.1

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the Restructuring Support Agreement, dated as of October 20, 2016, by and among (i) the Stone Parties (as defined therein) and (ii) the Consenting Noteholders (as defined therein) (together with the schedules, annexes and exhibits (including the term sheet) attached thereto, the “Restructuring Support Agreement”), is being entered into as of November 4, 2016, by and among (i) the Stone parties (as defined in the Restructuring Support Agreement) and (ii) the undersigned Consenting Noteholders (as defined in the Restructuring Support Agreement). This Amendment collectively refers to the Stone Parties and the Consenting Noteholders as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Restructuring Support Agreement.

WHEREAS, the Parties desire to amend the terms of the Restructuring Support Agreement to (i) add a termination right, for the benefit of the Consenting Noteholders, with respect to the cure amounts or other payment obligations of the Stone Parties arising or otherwise resulting from the assumption of executory contracts or unexpired leases, (ii) extend the deadline for commencement of the solicitation in respect of the Plan as set forth on Schedule 1 from November 3, 2016, to November 10, 2016, and (iii) permit the Required Consenting Noteholders, in their sole discretion, to unilaterally extend the automatic termination date set forth in Section 11(ii) thereof as amended hereby (collectively, the “Proposed Amendments”);

WHEREAS, pursuant to Section 28 of the Restructuring Support Agreement, each of the Proposed Amendments requires the prior written consent of the Stone Parties and the Required Consenting Noteholders; and

WHEREAS, the undersigned Consenting Noteholders, taken as a whole, satisfy the definition of Required Consenting Noteholders as applies to the Proposed Amendments.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1.	Amendment to Section 7. Section 7 of the Restructuring Support Agreement be, and it hereby is, amended as follows:

a.	subsections (j) and (k) be, and each of them hereby is, amended such that (i) the word “and” at the end of subsection (j) is deleted, and (ii) the final period at the end of subsection (k) be replaced with a semi-colon followed by the word “and”; and

b.	a newly created subsection (l) be, and it hereby is, added to Section 7 of the Restructuring Support Agreement, which shall read as follows:

“through the effective date of the Plan, (i) upon the written request of the Consenting Noteholders or their counsel, provide in writing to counsel to the

Consenting Noteholders a then current good faith estimate of the Stone Parties, together with such documentation as reasonably requested by the Consenting Noteholders or their counsel in support of such estimate, of any cure amounts or other payment obligations of any of the Stone Parties (including as reorganized under and pursuant to the Plan) arising or otherwise resulting from the assumption of executory contracts or unexpired leases, on a per-contract basis and on an aggregate basis (each such amount, an “Estimated Payment Obligation” and collectively, the “Estimated Payment Obligations”), and (ii) promptly notify counsel to the Consenting Noteholders in writing of any change, event, circumstance, development, condition, occurrence or effect which the Stone Parties become aware of that would reasonably be expected to materially increase the Estimated Payment Obligations, individually or taken together as a whole.”

2.	Amendment to Section 8. Section 8 of the Restructuring Support Agreement be, and it hereby is, amended as follows:

a.	subsections (m) and (n) be, and each of them hereby is, amended such that (i) the word “or” at the end of subsection (m) is deleted, and (ii) the final period at the end of subsection (n) be replaced with a semi-colon followed by the word “or”; and

b.	a newly created subsection (o) be, and it hereby is, added to Section 8 of the Restructuring Support Agreement, which shall read as follows:

“if the Estimated Payment Obligations, calculated by the Required Consenting Noteholders in their sole discretion, exceed or would be reasonably expected to exceed an amount acceptable to the Required Consenting Noteholders in their sole discretion. Absent a finding of manifest error, the calculation of the Estimated Payment Obligations by the Required Consenting Noteholders shall be final and binding on the Parties with respect to this Section 8(o). The Stone Parties shall provide such assistance in good faith as reasonably requested by the Consenting Noteholders in the calculation of the Estimated Payment Obligations.”

3.	Amendment to Section 11. Clause (ii) of Section 11 of the Restructuring Support Agreement be, and it hereby is, amended and restated in its entirety to read:

“the Restructuring Transactions are not consummated in accordance with this Agreement and the Term Sheet by the one-hundredth (100th) calendar day after the Petition Date, as such date may be extended from time to time upon written notice by the Required Consenting Noteholders to the Company to such later date as indicated thereby; or”

4.	Amendment to Schedule 1. The first paragraph (paragraph (a)) of Schedule 1 of the Restructuring Support Agreement be, and it hereby is, amended and restated in its entirety to read: “the Stone Parties shall commence the solicitation in respect of the Plan, no later than November 10, 2016;”

5.	Miscellaneous.

a.	Sections 15 (Fees and Expenses), 16 (Consents and Acknowledgments), 18 (Survival of Agreement), 19 (Settlement), 20 (Relationship Among Parties), 21 (Specific Performance), 22 (Governing Law and Consent to Jurisdiction and Venue), 23 (WAIVER OF RIGHT TO TRIAL BY JURY), 24 (Successors and Assigns), 25 (No Third-Party Beneficiaries), 26 (Notices), 28 (Amendments), 29 (Reservation of Rights), 30 (Counterparts), 31 (Public Disclosure), 32 (Creditors’ Committee), 33 (Severability), 35 (Time Periods), 36 (Headings), 37 (Interpretation) and 38 (Remedies Cumulative; No Waiver) be, and each of them hereby is, incorporated by reference, mutatis mutandis, as if such provisions were set forth fully herein.

b.	This Amendment, together with the Restructuring Support Agreement as amended hereby, constitute the complete and exclusive statement of agreement among the Stone Parties and the Consenting Noteholders with respect to the subject matter hereof and thereof, and supersede all prior written and oral statements by and among the Stone Parties and the Consenting Noteholders or any of them.

c.	Except as specifically amended hereby, the Restructuring Support Agreement shall remain in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

STONE ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Kenneth H. Beer
Kenneth H. Beer, Executive Vice President and Chief Financial Officer

STONE ENERGY OFFSHORE, L.L.C.,
a Delaware limited liability company, by

Stone Energy Corporation, its sole member

By:	/s/ Kenneth H. Beer
Kenneth H. Beer, Executive Vice President and Chief Financial Officer

STONE ENERGY HOLDING, L.L.C.,
a Delaware limited liability company, by

Stone Energy Corporation, it sole member

By:	/s/ Kenneth H. Beer
Kenneth H. Beer, Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Restructuring Support Agreement – Consenting Noteholder]